Exhibit 99.1

Mallinckrodt Completes Financial Restructuring and Irish Examinership Proceedings and Emerges From Chapter 11

Moving Forward as a Stronger Company With a Significantly Improved Balance Sheet and Increased Financial Flexibility

David Stetson and Jon Zinman Appointed to New Board of Directors

DUBLIN – November 14, 2023 – Mallinckrodt plc (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today announced that it has completed its financial restructuring, emerged from Chapter 11 following an expedited court-supervised process and completed the Irish Examinership Proceedings.

Supported by an enhanced capital structure, Mallinckrodt will continue to focus on advancing its business across its portfolio and executing on recent and planned product launches. The Company has made meaningful recent progress to stabilize the business, including achieving year-over-year net sales growth for the second consecutive quarter and year-over-year adjusted EBITDA growth for the third quarter 2023.

Recent highlights in Mallinckrodt’s Specialty Brands portfolio include FDA acceptance of its Acthar® Gel (repository corticotropin injection) delivery device Supplemental New Drug Application submission, positive launch and adoption momentum for Terlivaz® (terlipressin) and a return to growth for Therakos®. The Company’s Specialty Generics segment benefits from vertical integration and high-quality U.S.-based manufacturing plants that have supported strong growth. The Company also recently received three U.S. Food and Drug Administration abbreviated new drug application approvals in Specialty Generics, including lisdexamfetamine dimesylate capsules (generic form of Vyvanse®).

“Mallinckrodt has emerged from this process as a stronger company, better positioned to advance our strategic and operational initiatives and achieve long-term success,” said Siggi Olafsson, President and Chief Executive Officer of Mallinckrodt. “With a balance sheet that is now aligned with our business priorities, we are moving forward with renewed energy to continue strengthening our execution and performance. Our top priority remains delivering therapies that improve outcomes for patients with severe and critical conditions.”

“This process over the last several months could not have been possible without the support of many stakeholders. We sincerely thank the Mallinckrodt teams for their dedication and continued commitment to serving our customers and patients during this process,” Mr. Olafsson continued. “We also thank our patients, customers and partners for their unwavering trust in the business and our future. Finally, we appreciate the support of our financial stakeholders to enable Mallinckrodt’s future success meeting patient needs.”

As a result of the restructuring process, Mallinckrodt reduced its total funded debt by approximately $1.9 billion and is moving ahead with ample liquidity to execute its strategic priorities.

In addition, the Company has satisfied its obligations to the Opioid Master Disbursement Trust II (the “Trust”) on terms agreed with the Trust, including through a $250 million payment made to the Trust prior to the Chapter 11 filing, among other consideration. Mallinckrodt will maintain its robust compliance and monitoring standards and continue operating in accordance with the Specialty Generics operating injunction under the oversight of an Independent Monitor, existing Acthar-related settlement conditions and Corporate Integrity Agreement.

As contemplated by Mallinckrodt’s plan of reorganization, ownership of the business transitioned to the Company’s creditors and all of the Company’s outstanding ordinary shares were extinguished at emergence.

Board Appointments

In connection with Mallinckrodt’s emergence, a new Board of Directors is being appointed. Today the Company announced that David Stetson, Executive Chairman of Alpha Metallurgical Resources, and Jon Zinman, a Managing Director at Silver Point Capital, have been appointed to the Board, effective immediately. Mr. Olafsson is also continuing to serve as a director. The new Board will ultimately consist of seven members, and additional appointments, including Board Chair, will be forthcoming.

Mr. Olafsson added, “Jon and David are highly experienced leaders who bring expertise in management, finance and corporate strategy, and I’m delighted to welcome them to the Board. We look forward to benefiting from their perspectives as we guide the Company into its next phase. We also thank our departing directors for their many contributions and service to Mallinckrodt.”

Advisors

Latham & Watkins LLP, Wachtell, Lipton, Rosen & Katz, Arthur Cox LLP, Richards, Layton & Finger PA, and Hogan Lovells US LLP served as Mallinckrodt's counsel. Guggenheim Securities, LLC served as investment banker, and AlixPartners LLP served as restructuring advisor.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company’s Specialty Brands reportable segment’s areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; cultured skin substitutes and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the effects of the emergence from the Chapter 11 Cases on Mallinckrodt’s and its subsidiaries’ liquidity, results of operations and businesses; the comparability of Mallinckrodt’s post-emergence financial results to its historical results and the projections filed with the Bankruptcy Court; changes in Mallinckrodt’s business strategy and performance, including as a result of changes to Mallinckrodt’s post-emergence board of directors and/or management; tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; Mallinckrodt’s repurchases of debt securities; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to Mallinckrodt or its officers; historical commercialization of opioids, including compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following emergence from, the Chapter 11 Cases, as well as perceptions of Mallinckrodt’s increased performance and credit risks associated with its constrained liquidity position and capital structure, which reflects a recently increased risk of additional bankruptcy or insolvency proceedings; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the Plan is successfully consummated; the nondischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and Mallinckrodt’s ability to continue as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities; attraction and retention of key personnel following emergence from the Chapter 11 Cases; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the prepetition indebtedness has been restructured; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; actions taken by third parties, including Mallinckrodt’s creditors, the Trust and other stakeholders; Mallinckrodt’s variable rate indebtedness; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

The "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and Quarterly Reports on Form 10-Q for the quarterly periods ended September 29, 2023, June 30, 2023 and March 31, 2023, and other filings with the SEC, all of which are on file with the SEC and available on Mallinckrodt's website at http://www.sec.gov and http://www.mallinckrodt.com respectively, identify and describe in more detail the risks and uncertainties to which Mallinckrodt's businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations

Daniel Speciale

Senior Vice President, Finance and CFO, Specialty Generics

+1-314-654-3638

daniel.speciale@mnk.com

Derek Belz

Vice President, Investor Relations

+1-314-654-3950

derek.belz@mnk.com

Media

Michael Freitag / Aaron Palash / Aura Reinhard / Catherine Simon

Joele Frank, Wilkinson Brimmer Katcher

+1-212-355-4449

Government Affairs

Derek Naten

Vice President, Government Affairs

+1-202-459-4143

derek.naten@mnk.com

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. ©2023.